Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNT

We hereby consent to the incorporation by reference of our report, dated February 2, 2001 (February 26, 2001 as to note 3) with respect to the financial statements of Datakey, Inc. (the “Company”) included in this Form 10-KSB into the Company’s previously filed Registration Statements on Form S-8 No. 33-14144, No. 33-47068, No. 33-67280, No. 333-11405, No. 33-80894, No. 333-43937, No. 333-83999 and 333-39556 and on Form S-3 No. 333-56711, No. 333-84007, No. 333-91779, No. 333-90969, No. 333-94087 and No. 333-33332.

Minneapolis, Minnesota
March 29, 2001